Exhibit 99.1

             Guidant Reports All-Time Record Sales of $974 Million

     INDIANAPOLIS--(BUSINESS WIRE)--July 21, 2005--Guidant Corporation
(NYSE:GDT):

     -- Worldwide implantable defibrillator revenue of $470 million, up 3 percent

     --   Worldwide coronary stent revenue of $118 million, down 2 percent

     -- Worldwide revenue from emerging businesses of $97 million, up 43 percent

     --   CRM product field action related pre-tax charges of $113 million

     -- April shareholder approval of Johnson & Johnson merger resulted in a pre-tax charge of $34 million for vesting of employee restricted stock grants

     -- Income from continuing operations of $116 million, which includes charges and credits taken in the quarter, down 14 percent

     --   $2.2 billion net cash, up $411 million from the previous quarter

     Guidant Corporation (NYSE:GDT), a world leader in the treatment of cardiac and vascular disease, today reported second quarter sales of $974 million, representing sales growth of $35 million or 4 percent versus the prior year. Foreign currency translations favorably impacted revenue by $9 million compared to the prior year, and negatively impacted revenue by $12 million compared to the first quarter of 2005. Net income and earnings per share from continuing operations for the quarter were $116 million and $0.35 versus $136 million and $0.42 in the second quarter of 2004, down 14 and 17 percent.
     Please see the attached schedules and the Guidant website at http://www.guidant.com/investors/reconciliations/ for additional information, including reconciliations of U.S. GAAP to as adjusted income and earnings per share, net cash reconciliations and product sales summaries reclassified for discontinued operations.

     Management Observations

     Ronald W. Dollens, president and CEO of Guidant Corporation, commented, "Guidant's second quarter revenue growth was supported by the reversal of the sales trend in the vascular intervention product lines and impressive strength in our emerging businesses. Our CRM product revenue was up only slightly due to the unavailability of the CONTAK RENEWAL 3 and 4 family of heart failure devices."
     Dollens continued, "Guidant is preparing to ship the CONTAK RENEWAL 3 and 4 family of heart failure devices in the current quarter contingent upon FDA approval. Future performance will be affected by the projected availability of these products in the current quarter. Longer term, the recent initiation of our SPIRIT II and SPIRIT III clinical trials will support the future launch of a new generation of drug eluting coronary stents."
     Regarding the company's planned merger, Dollens noted, "We continue working with Johnson & Johnson management and are making timely progress toward the closing of the merger in the current quarter, including the previously completed shareholder approval, ongoing integration planning, and education around the product field actions."


    Second Quarter Financial Highlights:

    -- Worldwide implantable defibrillator sales increased 3 percent to $470 million; U.S. implantable defibrillator sales were $348 million. Worldwide implantable defibrillator sales were negatively impacted by approximately $70 million, resulting primarily from our decision to temporarily stop selling our leading cardiac resynchronization therapy defibrillator product line, including the impact of lower replenishment of hospital owned inventory.

    -- Worldwide pacemaker sales declined 5 percent to $174 million; U.S. pacemaker sales were $96 million.

    --  Worldwide coronary stent sales of $118 million declined 2 percent versus the prior year; U.S. stent sales totaled $62 million.

    -- Worldwide angioplasty system sales increased 4 percent to $115 million.

    -- Worldwide sales of cardiac surgery and peripheral, including carotid and biliary systems, (emerging businesses) grew 43 percent to $97 million.

    -- Gross margin was 64.5 percent compared to 75.0 percent in the second quarter of 2004. The second quarter 2005 gross margin included a pre-tax charge associated with the recent CRM field product actions of $113 million, or $0.26 per share after tax, for current and anticipated future costs of device replacements, product returns, inventory scrap, and other related items. This pre-tax charge impacted gross margin by
        11.6 percentage points. To date, the company has incurred $10 million of costs associated with these field actions.

    -- Second quarter net income and earnings per share also include the following items:

        -- The previously disclosed pre-tax charge of $34 million, or $0.08 per share after tax, due to the accelerated vesting of restricted stock awards resulting from the shareholder approval of the company's merger with Johnson & Johnson.

        -- In process research and development charges of $10 million, or $0.03 per share in 2005, and $73 million, or $0.15 per share after tax in 2004.

        -- A $29 million or $0.09 per share, income tax gain related to the reversal of a tax expense recorded in the fourth quarter of 2004 resulting from the clarification made to the American Jobs Creation Act of 2004.


     CRM Product Field Actions

     Beginning in May, Guidant initiated physician communications related to some of its implantable defibrillators and pacemakers. The actions taken by the company over the last several weeks reflect our commitment to provide timely information to physicians and patients about our devices. Our products continue to demonstrate extremely high performance and reliability while saving and improving the lives of millions of patients. Guidant is working closely with FDA and will continue to work to meet and exceed the expectations of physicians, patients and the FDA.
     After further testing and evaluation during the past few weeks of one of these families of products, CONTAK RENEWAL 3 and 4 cardiac resynchronization therapy defibrillators, the company has identified a solution that resolves the device performance and quality concern of the magnetic switch component failures. Guidant has submitted a pre-market approval (PMA) supplement, for the FDA's review. Guidant is preparing to ship product in the current quarter contingent on FDA approval.

     Drug Eluting Stent Progress

     During the quarter, Guidant Corporation began enrollment in its SPIRIT III drug eluting stent clinical trial. SPIRIT III is a large-scale pivotal clinical trial evaluating XIENCE(TM) V, an everolimus eluting coronary stent system utilizing Guidant's cobalt chromium MULTI-LINK VISION(R) Coronary Stent System platform. Guidant plans to use the results of the SPIRIT III trial to obtain FDA approval for XIENCE V for the treatment of coronary artery disease. Earlier this month, Guidant Corporation began enrollment in its SPIRIT II drug eluting stent clinical study. Results of the SPIRIT II study will provide additional clinical data to support the launch of XIENCE V in Europe and several countries outside the United States.

     Merger Update

     In a special meeting held on April 27, 2005, Guidant shareholders overwhelmingly approved the agreement whereby Johnson & Johnson will acquire Guidant for $76 per share or $25.4 billion in fully diluted equity. The agreement, which was announced on December 15, 2004, remains subject to regulatory review as well as other customary closing conditions.

     Guidant Corporation

     Guidant Corporation pioneers lifesaving technology, giving an opportunity for a better life today to millions of cardiac and vascular patients worldwide. The company, driven by a strong entrepreneurial culture of more than 12,000 employees, develops, manufactures and markets a broad array of products and services that enable less invasive care for some of life's most threatening medical conditions. For more information, visit www.guidant.com .
     This release includes forward-looking statements that are based on assumptions about many important factors, including market trends and competition, particularly in connection with expanded indications and reimbursement for cardiac rhythm management products; satisfactory clinical and regulatory progress; progress with respect to the merger, including satisfaction of conditions to closing, including antitrust approvals; economic conditions, including exchange rates; litigation developments; and the factors listed on exhibit 99 to Guidant's most recent 10-Q. As such, they involve risks that could cause actual results to differ materially. The company does not undertake to update its forward-looking statements.
     Guidant provides earnings per share on an adjusted basis from continuing operations because Guidant's management believes that the presentation provides useful information to investors. Among other things, it may assist investors in evaluating the company's operations period over period. In various periods, this measure may exclude such items as business development activities (including IPRD at acquisition or upon attainment of milestones and any extraordinary expenses), strategic developments (including restructuring and product line changes), significant litigation, and changes in applicable laws and regulations (including significant accounting or tax matters). Special items may be highly variable, difficult to predict, and of a size that sometimes has substantial impact on the company's reported operations for a period. Management uses this measure internally for planning, forecasting and evaluating the performance of the business, including allocating resources and evaluating results relative to employee performance compensation targets. Investors should consider non-GAAP measures in addition to, not as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP.


Guidant Corporation
Consolidated Statements of Income
(In millions, except per-share data)
(Unaudited)

                       Three Months Ended       Three Months Ended
                        June 30, 2005 (1)          June 30, 2004

                     US GAAP Special          US GAAP Special
                       As     Item     As       As     Item     As
                     Reported  (2)  Adjusted  Reported  (3)   Adjusted
                    ------------------------ -------------------------

Net sales             $974.1         $974.1    $938.8          $938.8

Cost of products
 sold                  346.2          346.2     234.6           234.6
                    --------------------------------------------------

    Gross profit       627.9          627.9     704.2           704.2

Research and
 development           143.9          143.9     136.8           136.8
Purchased in-process
 research and
 development            10.0 ($10.0)     --      73.0 ($73.0)      --
Sales, marketing and
 administrative        351.8          351.8     298.1           298.1
Interest, net          (12.0)         (12.0)     (0.2)           (0.2)
Royalties, net          12.3           12.3      12.5            12.5
Amortization             4.8            4.8       7.7             7.7
Other, net              (0.1)          (0.1)      6.4             6.4
                    --------------------------------------------------

Income from
 continuing
 operations before
 income taxes          117.2   10.0   127.2     169.9   73.0    242.9

Income taxes             1.1   29.4    30.5      34.3   24.0     58.3
                    --------------------------------------------------
      Tax rate           0.9%          24.0%     20.2%           24.0%

Income from
 continuing
 operations            116.1 ($19.4)  $96.7     135.6  $49.0   $184.6
                             ===============          ================
      % of sales        11.9%           9.9%     14.4%           19.7%

Loss from
 discontinued
 operations, net
     of income taxes    (8.8)                    (9.1)
                    ---------                ---------

Net Income            $107.3                   $126.5
                    =========                =========

Earnings per share--
 basic
  Income from
   continuing
   operations          $0.36          $0.30     $0.44           $0.59
                                    ========                 =========
  Loss from
   discontinued
   operations, net
   of income taxes     (0.03)                   (0.03)
                    ---------                ---------
  Net income           $0.33                    $0.41
                    =========                =========

Earnings per share--
 diluted
  Income from
   continuing
   operations          $0.35          $0.29     $0.42           $0.58
                                    ========                 =========
  Loss from
   discontinued
   operations, net
   of income taxes     (0.03)                   (0.03)
                    ---------                ---------
  Net income           $0.32                    $0.39
                    =========                =========

Weighted average
 shares outstanding
  Basic               323.96         323.96    310.91          310.91
  Diluted             331.90         331.90    320.15          320.15

(1) The company provides earnings and earnings per share on an adjusted basis from continuing operations as specifically defined in the press release. This definition does not include adjustment for items such as product field actions and accelerated vesting of restricted stock awards. As a result, both US GAAP and as adjusted results for the second quarter of 2005 include $113.1 million pre-tax charge, $0.26 per share after tax, associated with the CRM product field actions and a $33.6 million pre-tax charge, $0.08 per share after tax, related to the accelerated vesting of restricted stock awards.
(2) Special items in 2005 primarily include:
    -- $10.0 million in-process research and development (IPRD) payment to AFx, inc. for satisfaction of a clinical milestone related to the development of a minimally invasive ablation procedure
    -- $29.4 million reversal of the income tax gross-up provision recorded in the fourth quarter of 2004 associated with the one-time incentive to repatriate foreign earnings under the American Jobs Creation Act of 2004. In May 2005 the Internal Revenue Service issued guidance clarifying that the tax gross-up provision does not apply to the foreign earnings repatriated under the one-time incentive.
(3) Special items in 2004 primarily include:
    -- $50.0 million IPRD for clinical results related to Biosensors International's (Biosensors) everolimus-eluting stent trial, FUTURE II
    -- $15.0 million IPRD payment made to Novartis Pharma AG and Novartis AG for completion of SPIRIT FIRST clinical trial enrollment
    -- $6.0 million IPRD payment to purchase the remaining interest of Bioabsorbable Vascular Solutions



Guidant Corporation
Consolidated Statements of Income
(In millions, except per-share data)
(Unaudited)

                       Six Months Ended           Six Months Ended
                       June 30, 2005 (4)          June 30, 2004 (4)

                    US GAAP Special           US GAAP Special
                      As     Item     As        As     Item     As
                    Reported  (5)  Adjusted   Reported  (6)   Adjusted
                   ------------------------- -------------------------

Net sales          $1,927.4        $1,927.4  $1,872.9        $1,872.9

Cost of products
 sold                 571.5           571.5     460.9           460.9
                   ---------------------------------------------------

    Gross profit    1,355.9         1,355.9   1,412.0         1,412.0

Research and
 development          273.5           273.5     274.4           274.4
Purchased in-
 process research
 and development       10.0 ($10.0)      --      99.8 ($99.8)      --
Sales, marketing
 and administrative   662.1           662.1     612.8           612.8
Interest, net         (19.6)          (19.6)     (1.2)           (1.2)
Royalties, net         25.0            25.0      24.6            24.6
Amortization           12.6            12.6      15.0            15.0
Other, net             (7.2)           (7.2)      8.9             8.9
Impairment charge      60.0  (60.0)      --        --              --
                   ---------------------------------------------------

Income from
 continuing
 operations before
 income taxes         339.5   70.0    409.5     377.7   99.8    477.5

Income taxes           46.7   51.6     98.3      89.1   25.5    114.6
                   ---------------------------------------------------
      Tax rate         13.8%           24.0%     23.6%           24.0%

Income from
 continuing
 operations           292.8  $18.4   $311.2     288.6  $74.3   $362.9
                            ================          ================
      % of sales       15.2%           16.1%     15.4%           19.4%

Loss from
 discontinued
 operations, net
 of income taxes      (23.2)                    (22.7)
                   ---------                 ---------

Net Income           $269.6                    $265.9
                   =========                 =========

Earnings per
 share--basic
  Income from
   continuing
   operations         $0.91           $0.97     $0.93           $1.17
                                   =========                 =========
  Loss from
   discontinued
   operations, net
   of income taxes    (0.07)                    (0.07)
                   ---------                 ---------
  Net income          $0.84                     $0.86
                   =========                 =========

Earnings per
 share--diluted
  Income from
   continuing
   operations         $0.89           $0.94     $0.90           $1.14
                                   =========                 =========
  Loss from
   discontinued
   operations, net
   of income taxes    (0.07)                    (0.07)
                   ---------                 ---------
  Net income          $0.82                     $0.83
                   =========                 =========

Weighted average
 shares outstanding
  Basic              321.91          321.91    309.70          309.70
  Diluted            330.68          330.68    319.35          319.35

(4) The company provides earnings and earnings per share on an adjusted basis from continuing operations as specifically defined in the press release. This definition does not include adjustment for items such as product field actions and accelerated vesting of restricted stock awards. As a result, both US GAAP and as adjusted results for the six months ended June 30, 2005 include $113.1 million pre-tax charge, $0.26 per share after tax, associated with the CRM product field actions and a $33.6 million pre-tax charge, $0.08 per share after tax, related to the accelerated vesting of restricted stock awards. Both US GAAP and as adjusted results for the six months ended June 30, 2004 include a $13.3 million pre-tax charge, $0.03 per share after tax, related to the accelerated vesting of restricted stock awards due to attainment of share price appreciation targets under the 2003 grant, in the first quarter of 2004.

(5) Special items in 2005 primarily include:
    -- $60.0 million impairment charge related to the write-down of assets associated with the FX miniRAIL Dilatation Catheter
    -- $10.0 million in-process research and development (IPRD) payment to AFx, inc. for satisfaction of a clinical milestone related to the development of a minimally invasive ablation procedure
    -- $51.6 million tax impact of items described above, including a $29.4 million reversal of the income tax gross-up provision recorded in the fourth quarter of 2004 associated with the one-time incentive to repatriate foreign earnings under the American Jobs Creation Act of 2004. In May 2005 the Internal Revenue Service issued guidance clarifying that the tax gross-up provision does not apply to the foreign earnings repatriated under the one-time incentive.

(6) Special items in 2004 primarily include:
    -- $50.0 million in-process research and development (IPRD) for clinical results related to Biosensors International's (Biosensors) everolimus-eluting stent trial, FUTURE II
    -- $15.0 million IPRD payment made to Novartis Pharma AG and Novartis AG for completion of SPIRIT FIRST clinical trial enrollment
    -- $6.0 million IPRD payment to purchase the remaining interest of Bioabsorbable Vascular Solutions
    -- $22.8 million IPRD related to the acquisition of AFx, inc., a manufacturer of microwave surgical cardiac ablation medical devices



Guidant Corporation
Condensed Consolidated Balance Sheets
(In millions)


                                June 30, 2005  December 31, 2004
                                 (Unaudited)


Cash and short-term investments    $2,597.2        $2,214.3
Accounts receivable, net              797.2           845.9
Inventories                           345.2           353.9
Other current assets                  375.7           293.8
                                ---------------------------

    Total current assets            4,115.3         3,707.9

Other assets                          813.0           855.4
Property and equipment, net           847.1           808.9
                                ---------------------------

     Total assets                  $5,775.4        $5,372.2
                                ===========================

Current liabilities, excluding
 short-term debt                     $842.6          $726.7
Short-term debt                       350.3           302.0
                                ---------------------------

     Total current liabilities      1,192.9         1,028.7

Long-term debt                          5.5           357.2
Other noncurrent liabilities          236.8           244.2
Shareholders' equity                4,340.2         3,742.1
                                ---------------------------

     Total liabilities and
      equity                       $5,775.4        $5,372.2
                                ===========================



                                 June 30,     March 31,   December 31,
                                   2005         2005         2004
Balance Sheet Metric            (Unaudited)  (Unaudited)
 Reconciliation:
--------------------------------

Cash and short-term investments    $2,597.2     $2,323.0     $2,214.3
Less:  Total debt                     355.8        492.1        659.2
                                --------------------------------------
Net cash                           $2,241.4     $1,830.9     $1,555.1
                                ======================================


     CONTACT: Guidant Corporation, Indianapolis
              Steven Tragash, Corporate Communications, 317-971-2031 Andy Rieth, Investor Relations, 317-971-2061
              Doug Hughes, Investor Relations, 317-971-2039